UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 17, 2011
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on November 17, 2011.  At that meeting, there were 3,104,216 shares of common stock present in person or by proxy and entitled to vote.  The matters voted upon and the results of the vote are set forth below.

Proposal One:  Ratification of Appointment of Independent Registered Public Accounting Firm

Shareholders approved the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending June 30, 2012.

Voted For	Voted Against	Abstain
3,056,517	31,274	16,425

Proposal Two:  Election of Directors
Shareholders elected each of the following nominees as director to serve three-year terms expiring on the date of the annual meeting of the Company in 2014.

Nominees	Voted For	Withheld	Broker Non-Votes
Glenn R. Jennings	1,879,369	39,569	1,185,278
Lewis N. Melton Arthur E. Walker, Jr.	1,840,482 1,841,428	78,456 77,510	1,185,278 1,185,278

Michael J. Kistner and Michael R. Whitley will continue to serve on our Board of Directors until the election in 2012.  Linda K. Breathitt and Lanny D. Greer will continue to serve on our Board of Directors until the election in 2013.

Proposal Three:  Non-Binding, Advisory Vote to Approve the Compensation Paid our Named Executive Officers

Shareholders approved the compensation paid our named executive officers for fiscal 2011.

Voted For	Voted Against	Abstain	Broker Non-Votes
1,529,615	186,258	203,065	1,185,278

Proposal Four:  Non-Binding, Advisory Vote on Whether the Shareholder Vote on our Named Executive Officers’ Compensation Should Occur Every 1, 2 or 3 Years

Shareholders approved conducting future non-binding advisory votes on named executive compensation annually (every one year).

One Year	Two Year	Three Year	Abstain	Broker Non-Votes
1,568,118	80,801	75,464	194,555	1,185,278

As the result of this Proposal Four being consistent with our Board of Directors’ recommendation to the shareholders that the shareholder vote on our named executive officers’ compensation should occur every year, we plan to include such a non-binding shareholder vote in our annual meeting proxy materials each year.  Notwithstanding the foregoing, our Board of Directors retains the authority to change the frequency of such non-binding shareholder vote.

Item 8.01	Other Events

On November 17, 2011, we directed The Bank of New York Mellon Trust Company, N.A., the trustee, to call for redemption, in full, our 5.75% Insured Quarterly Notes Due April 1, 2021, which have an outstanding principal balance of $38,450,006 and our 7% Debentures Due February 1, 2023, which have an outstanding principal balance of $19,410,000.  The aggregate amount we will be required to pay upon redemption is $57,860,006, plus unpaid accrued interest to the redemption date.  The redemption date for the Insured Quarterly Notes and Debentures is December 20, 2011, but we can withdraw the redemption at any time on or prior to December 15, 2011.

We intend to fund the redemption of our 5.75% Insured Quarterly Notes and our 7% Debentures through private debt financing.  On November 17, 2011, we accepted terms from a proposed institutional purchaser for private debt financing of $58,000,000 of new Series A Notes we would issue at a fixed rate of 4.26%.  According to the terms, we would make annual principal reduction payments on the Series A Notes of $1,500,000 until final maturity in 2031.  The private debt financing is contingent upon our entering a definitive agreement for the sale of the Series A Notes which will contain certain conditions and covenants.  We may be subject to certain cancellation fees if for any reason the closing respecting the Series A Notes does not occur by December 29, 2011, though the requirement to pay and amount of such fees are determined by and contingent upon changes in prevailing interest rates.

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Series A Notes.  The Series A Notes will not be and have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The statements in this Form 8-K regarding the proposed redemption of our existing 5.75% Notes and 7% Debentures and private placement of the Series A Notes and their terms, are forward-looking statements that involve risks and uncertainties, including, but not limited to, market conditions, the continued condition of the Company or further weakening of economic conditions. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended June 30, 2011, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: November 22, 2011	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary